Exhibit 99.1
NEWS RELEASE

For Immediate Release
February 20, 2014
MAXWELL TECHNOLOGIES REPORTS 2013 FINANCIAL RESULTS
_________________

CONFERENCE CALL & WEBCAST AT 5 P.M. (EST) TODAY - DETAILS BELOW

SAN DIEGO, Calif. - Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $39.0 million for its fourth quarter ended December 31, 2013, down 12 percent from the $44.5 million recorded in the same period in 2012. Revenue for the fiscal year ended December 31, 2013, totaled $193.5 million, up 22 percent over the $159.3 million recorded in fiscal 2012.

Ultracapacitor revenue decreased by 11 percent, to $26.3 million in Q413, compared with $29.5 million in the same period last year, and totaled $136.3 million for the full year, up 42 percent from the $96.0 million recorded in 2012. Sales of high voltage capacitor and microelectronics products totaled $12.7 million in Q413, down 16 percent from the $15.1 million recorded in Q412; full year sales for those products totaled $57.3 million, down 10 percent from the $63.3 million recorded in 2012.

On a U.S. generally accepted accounting principles (GAAP) basis, operating loss for the fourth quarter 2013 was $2.6 million, compared with operating income of $3.4 million in Q412. GAAP operating income for the full year was $8.6 million, compared with operating income of $9.7 million in 2012. GAAP net loss for Q413 was $2.8 million, or $0.10 per share, compared with net income of $2.9 million, or $0.10 per diluted share, in Q412. GAAP net income for the full year was $6.3 million, or $0.22 per diluted share, compared with net income of $7.2 million, or $0.25 per diluted share, in 2012.

On a non-GAAP basis, the Company reported an operating loss of $1.2 million in Q413 compared with operating income of $3.9 million in Q412. Non-GAAP operating income for the full year was $12.5 million compared with $12.8 million in 2012. Non-GAAP net loss for Q413 was $1.5 million, or $0.05 per share, compared with net income of $3.4 million or $0.12 per diluted share in Q412. Non-GAAP net income for the full year was $10.3 million, or $0.36 per diluted share compared with $10.3 million, or $0.36 per diluted share, in 2012. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 37 percent in Q413, compared with 39 percent in Q412 and 41 percent in Q313. For the full year, gross margin was 39 percent in 2013, compared with 41 percent in 2012. GAAP operating expenses totaled approximately $16.9 million, or 43 percent of revenue, in Q413 compared with $13.9 million, or 31 percent of revenue in Q412. Non-GAAP operating expenses totaled approximately $15.9 million, or 41 percent of revenue, in Q413 compared with $13.5 million, or 30 percent of revenue, in Q412. Cash and cash equivalents totaled $30.6 million as of December 31, 2013, compared with cash and restricted cash of $41.1 million as of September 30, 2013. Complete financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the Company's Annual Report on Form 10-K with the Securities & Exchange Commission.

Outlook: “We are experiencing strengthening demand in the wind market due to new design wins and increased purchasing activity from existing customers. In addition, we are in the early phases of an anticipated ramp for plug-in hybrid buses in China,” said John Warwick, Maxwell’s interim president and CEO.  “Based on our customer inputs, we expect first quarter total revenue to be flat to slightly up compared with the fourth quarter of 2013.”

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense.

-more-

MAXWELL TECHNOLOGIES REPORTS 2013 FINANCIAL RESULTS

In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income from operations, net income, and net income per share.
Management will conduct a conference call and simultaneous webcast to discuss fourth quarter of 2013 financial results and the future outlook at 5 p.m. (EST) today. The call may be accessed by dialing toll-free, (866) 952-1906 from the U.S. and Canada, or (785) 424-1825 for international callers, and entering the conference ID, MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company's web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, visit www.maxwell.com.
Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into China and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions and the terms and conditions of our settlement agreements with the Securities and Exchange Commission and the Department of Justice;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of February 20, 2014. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

# # #

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenue	$38,979	$44,503	$193,534	$159,258
Cost of revenue	24,605	27,274	118,241	94,206
Gross profit	14,374	17,229	75,293	65,052
Operating expenses:
Selling, general and administrative	11,250	8,117	44,195	33,656
Research and development	5,691	5,752	22,542	21,700
Total operating expenses	16,941	13,869	66,737	55,356
Income (loss) from operations	(2,567)	3,360	8,556	9,696
Interest income (expense), net	117	22	(4)	(116)
Amortization of debt discount and prepaid debt costs	(14)	(15)	(60)	(57)
Income (loss) before income taxes	(2,464)	3,367	8,492	9,523
Income tax provision	350	500	2,152	2,349
Net income (loss)	$(2,814)	$2,867	$6,340	$7,174
Net income (loss) per common share:
Basic	$(0.10)	$0.10	$0.22	$0.25
Diluted	$(0.10)	$0.10	$0.22	$0.25
Weighted average common shares outstanding:
Basic	28,917	28,738	28,869	28,568
Diluted	28,917	28,759	28,903	28,709

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$30,647	$28,739
Trade and other accounts receivable, net	29,869	33,420
Inventories	44,736	41,620
Prepaid expenses and other current assets	2,314	3,228
Total current assets	107,566	107,007
Property and equipment, net	44,941	36,235
Intangible assets, net	369	669
Goodwill	25,978	25,416
Pension asset	10,568	6,939
Other non-current assets	665	206
Total assets	$190,087	$176,472

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,436	$27,181
Accrued warranty	180	269
Accrued employee compensation	8,788	4,743
Deferred revenue	1,043	6,408
Short-term borrowings and current portion of long-term debt	7,914	9,452
Deferred tax liability	890	980
Total current liabilities	44,251	49,033
Deferred tax liability, long-term	2,125	1,384
Long-term debt, excluding current portion	100	83
Other long-term liabilities	3,401	1,039
Total liabilities	49,877	51,539
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,563 and 29,162 shares issued and outstanding at December 31, 2013 and 2012, respectively	2,953	2,913
Additional paid-in capital	271,928	267,623
Accumulated deficit	(151,794)	(158,134)
Accumulated other comprehensive income	17,123	12,531
Total stockholders' equity	140,210	124,933
Total liabilities and stockholders' equity	$190,087	$176,472

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Gross Profit Reconciliation:
GAAP gross profit		$14,374	$21,113	$17,229	$75,293	$65,052
Stock-based compensation expense included in cost of sales	A	316	228	157	1,079	701
Non-GAAP gross profit		$14,690	$21,341	$17,386	$76,372	$65,753
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$16,941	$14,905	$13,869	$66,737	$55,356
Stock-based compensation expense	A	(1,042)	(491)	(370)	(2,901)	(2,387)
Non-GAAP total operating expenses		$15,899	$14,414	$13,499	$63,836	$52,969
Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$(2,567)	$6,208	$3,360	$8,556	$9,696
Stock-based compensation expense	A	1,358	719	527	3,980	3,088
Non-GAAP income (loss) from operations		$(1,209)	$6,927	$3,887	$12,536	$12,784
Net Income (Loss) Reconciliation:
GAAP net income (loss)		$(2,814)	$6,027	$2,867	$6,340	$7,174
Stock-based compensation expense	A	1,358	719	527	3,980	3,088
Non-GAAP net income (loss)		$(1,456)	$6,746	$3,394	$10,320	$10,262
(Diluted) Net Income (Loss) per Share Reconciliation:
GAAP (diluted) net income (loss) per share		$(0.10)	$0.21	$0.10	$0.22	$0.25
Stock-based compensation expense	A	0.05	0.02	0.02	0.14	0.11
Non-GAAP (diluted) net income (loss) per share		$(0.05)	$0.23	$0.12	$0.36	$0.36

See notes on next page

MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended			Twelve Months Ended
		December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	Cost of revenue	$316	$228	$157	$1,079	$701
	Selling, general and administrative	804	332	250	2,140	1,835
	Research and development	238	159	120	761	552
	Total stock-based compensation expense	$1,358	$719	$527	$3,980	$3,088